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                                                                   Exhibit 3.7


                                 BYLAWS

                                   OF

                     FORJAY BROADCASTING CORPORATION


                          ARTICLE I.  OFFICES

     The principal office of the corporation shall be located in the City of Columbia, State of South Carolina. The corporation may have such other offices, either within or without the State of South Carolina, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the South Carolina Business Corporation Act of 1962, as amended, to be maintained in the State of South Carolina, and the address of the registered office may be changed from time to time by the Board of Directors.

                       ARTICLE II.  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the second Monday in April of each year at the hour of ten o'clock in the forenoon for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the

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president or by a majority of the Board of Directors, and shall be called by the Secretary at the request of the holders of not less than one-tenth of the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of South Carolina, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of South Carolina.

     Section 4. Notice of Meeting. Written or Printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may

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be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 6. Proxies. Subject to the provisions of the South Carolina Business Corporation Act of 1962, as amended, at all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney- in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

     Section 7. Voting of Shares. Subject to the provisions of the South Carolina Business Corporation Act of 1962, as amended, at each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. On all matters other than election of Directors each share shall be entitled to one vote.

                           ARTICLE III.  BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

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     Section 2.  Number, Tenure and Qualifications. Initially, the number of
Directors of the corporation shall be three. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death or incapacity. Directors need not be residents of the State of South Carolina or shareholders of the corporation.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of South Carolina, for the holding of additional regular meetings without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Carolina, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. Notice. Notice of any special meeting shall be given at least ten days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph office.

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     Section 6.  Quorum. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 8. Vacancies. Any vacancy occurring on the Board of Directors, except by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 10. Informal Action by Directors. Action taken without a meeting shall be deemed action of the Board of Directors if all Directors execute either before or after the action is taken a written consent thereto and the consent is filed with the Secretary as a part of the corporate records.

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                                 ARTICLE IV. OFFICERS

     Section 1. Number and Qualifications. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other agents, officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the President shall not also be a Vice President or the Secretary.

     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall hold office until his successor shall have been elected and shall have qualified or until his death or until he resigns or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when

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present, preside at all meetings of the shareholders and of the Board of
Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6. The Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, if there be one, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the

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corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep the register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall:
(a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; (c) deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
ARTICLE V of these bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, if there be any, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers, if there be any, shall

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respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                   ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of or on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loan shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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     Section 4.  Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the corporation shall state upon the face thereof the name of the person to whom issued, the number of shares, the par value per share and the fact that the corporation is organized under the laws of the State of South Carolina. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon compliance with law and upon such indemnity to the corporation as the Board of Directors may prescribe.

     Section 2. Transfer of Shares. Subject to the provisions of the South Carolina Business Corporation Act of 1962, as amended, transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to

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transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation, of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                               ARTICLE VII. FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

                               ARTICLE VIII.  DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                  ARTICLE IX.  SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon -

                           FORJAY BROADCASTING CORPORATION

                                    CORPORATE SEAL

                                 SOUTH CAROLINA 1972

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                             ARTICLE X. WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these bylaws, or under the provisions of the Articles of Incorporation or under the provisions of the South Carolina Business Corporation Act of 1962, as amended, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                ARTICLE XI. AMENDMENTS

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders representing a majority of the outstanding shares entitled to vote to elect Directors at a meeting of the shareholders called for that purpose.





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


                                     Exhibit A

                               PROPOSED AMENDMENT TO

                                     BYLAWS OF

                          FORJAY BROADCASTING CORPORATION

          At present, Article III, Section 8 of the Bylaws of Forjay Broadcasting Corporation provides as follows:

          Section 8. Vacancies. Any vacancy occurring on the Board of Directors, except by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election of an annual meeting or at a special meeting of shareholders called for that purpose.

          It has been proposed that such Article III, Section 8 be deleted and replaced with a new Section 8 providing as follows:

          Section 8. Vacancies. Any vacancy occurring on the Board of Directors may be filled by affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation. In the absence of shareholder action to fill the vacancy, any vacancy occurring on the Board of Directors, except by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office; provided, however, that a director elected by the Board of Directors shall serve only until such time as shareholder action as provided for hereinabove is taken to fill such vacancy.











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